SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 17, 2001

                           Covanta Energy Corporation
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                      1-3122                  13-5549268
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(State or Other Jurisdiction       (Commission File            (IRS Employer
      of Incorporation)                 Number)             Identification No.)


     40 Lane Road, Fairfield, New Jersey                          07004
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         (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (973) 882-9000

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

         Item 5.  Other Events.

         On July 17, 2001, Covanta Energy Corporation issued a press release announcing that the Company reached a definitive agreement to sell its aviation fueling business to Allied Aviation Holdings Corporation, an affiliate of Tampa Pipeline Corporation, a copy of which is attached hereto as Exhibit A.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial Statements of business acquired: Not applicable.

(b)   Pro forma financial information: Not applicable.

(c)   Exhibit: Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 17, 2001

                                  COVANTA ENERGY CORPORATION


                                  By: /s/ Timothy Simpson
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                                  Name: Timothy Simpson
                                  Title: Vice President and Assistant Secretary

                                   Exhibit A
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                                                           [COVANTA ENERGY Logo]





FOR IMMEDIATE RELEASE


    COVANTA ENERGY AGREES TO SELL AVIATION FUELING BUSINESS TO TAMPA PIPELINE

FAIRFIELD, NJ, July 17, 2001 - Covanta Energy Corporation (NYSE:COV) announced today that it has reached a definitive agreement to sell its aviation fueling business to Allied Aviation Holdings Corporation, an affiliate of Tampa Pipeline Corporation. The agreement is subject to closing conditions, including the receipt of third party consents and approvals. The sale is expected to be consummated in the next 45 to 90 days. Financial terms of the deal have not yet been made available.

This sale will substantially complete the divestment of Covanta Energy's aviation related assets. Covanta Energy previously announced sales of its cargo and groundhandling businesses, fixed based operations and private air businesses and airport privatization investments in Argentina and the Dominican Republic.

Robert L. Rose, the President of Tampa Pipeline for the last 15 years, has overseen the expansion of the business to include the ownership, development and operation of jet fuel pipelines and storage facilities, fertilizer product pipelines, and hydroelectric projects. The company, headquartered in Sarasota, has fueling related operations in connection with Tampa International Airport, Lambert Airport in St. Louis, MidAmerica/St. Louis in Illinois, Boise Airport and San Antonio Airport. In addition to Tampa Pipeline's extensive experience in jet fuel related operations, the company is the largest pipeline shipper of anhydrous ammonia in the United States. Projects of the company include facilities to allow airlines at Lambert Airport to purchase fuel directly from the Gulf, pipelines to service Florida's phosphate fertilizer industry, production of hydroelectric power to service Georgia Power and Carolina Power & Light, and a number of jet fuel pumping and fuel tank farm projects.

Covanta Energy Corporation is an internationally recognized designer, developer, owner and operator of power generation projects and provider of related infrastructure services. The Company's independent power business develops, structures, owns, operates and maintains projects that generate power for sale to utilities and industrial users worldwide. Its waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. The Company also offers single-source design/build/operate capabilities for water and wastewater treatment infrastructures. Additional information about Covanta can be obtained via the Internet at www.covantaenergy.com, or through the Company's automated information system at 866-COVANTA (268-2682).

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Cautionary Statement

Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Covanta Energy believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Forward-looking statements above include statements of expectations as to the completion of the announced transaction. Among the factors that could adversely affect these expectations are economic developments adverse to the business being sold or the business of the purchaser, downturns in the economy generally or the industry specifically and losses of customers and authorizations from airports and other authorities.


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Contacts:         Investor Relations:
                  Louis M. Walters, 973-882-7260

                  Media Relations:
                  Eric Berman, Adam Weiner, David Lilly
                  Kekst & Company, 212-521-4800

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